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                                                                    EXHIBIT 10.8

                                    [FORM OF]
                            WHITE CAP HOLDINGS, INC.
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

      THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Agreement"), dated effective as of October __, 1997, is made by and among Greg Grosch, an individual resident of the State of California ("Grosch"), KRG Capital Partners, LLC ("KRG Capital") and White Cap Industries, Inc., a Delaware corporation formerly known as White Cap Holdings, Inc. (the "Company").

      Reference is made to the Stockholders Agreement (the "Original Agreement"), dated as of February 25, 1997, by and among the Company and certain parties named on Schedule I thereto. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

      WHEREAS, Section 8 of the Original Agreement provides that such agreement shall terminate upon the closing of a Qualifying Public Offering;

      WHEREAS, the Company is concurrently with the effective date hereof completing a Qualifying Public Offering;

      WHEREAS, Grosch, KRG Capital and the Company desire to amend and restate the Original Agreement (becoming the sole parties to this Agreement) as stockholders of the Company after the closing of the Qualifying Public Offering, pursuant to the terms set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

      1. KRG CAPITAL VOTING AGREEMENT. During the term of this Agreement, KRG Capital shall maintain in effect a voting agreement providing that all voting rights of all shares of capital stock of the Company held by members of KRG Capital Investments II, LLC (collectively, the "KRG Parties") as of the date hereof (as described in the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "SEC") in connection with the Qualified Public Offering) shall be held and controlled exclusively by KRG Capital. The forgoing shall not be deemed to restrict the transfer of any shares of capital stock of the Company by the KRG Parties in market transactions (or pursuant to a registration statement filed with the SEC) free and clear of such voting agreement. The effect of any such transfers shall only be as provided in Sections 2(a)(1) and 5(b) below.
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      2. BOARD OF DIRECTORS.

            a. Election of Directors. The Company, Grosch and KRG Capital agree to take all action within their respective power, including, but not limited to, the voting of all shares of capital stock of the Company owned by them, to cause the Board of Directors of the Company (the "Board") to at all times include:

                  (1) for as long as the KRG Parties beneficially own, directly or indirectly, or have the right to vote, an aggregate of at least 5% of the issued and outstanding Common Stock (determined in accordance with Section 2(d) hereof) of the Company, one designee of KRG Capital; and

                  (2) for as long as Grosch beneficially owns, directly or indirectly, at least 5% of the issued and outstanding Common Stock (determined in accordance with Section 2(d) hereof) of the Company, one designee of Grosch.

Each party who has the right to designate member(s) of the Board pursuant to this Section 2(a) shall also have the right to remove such designee from the Board at any time.

      b. Replacement Directors. If any director is unable to serve, or is removed or withdraws from the Board, such withdrawing director's replacement will be designated by the party which designated the withdrawing director. If such designating party no longer holds a sufficient number of shares to entitle the party to designate a replacement director, the withdrawing director's replacement will be elected as provided by law.

      c. Board Observation Rights. For so long as this Agreement remains in effect and the Transaction Advisory Agreement dated as of the date hereof between KRG Capital, the Company and White Cap Industries, Corp. remains in effect, in addition to the director designated pursuant to Section 2(a)(1) above, the Company and Grosch agree that KRG Capital shall be entitled to have one other of its Managing Directors attend all Board meetings of the Company as a non-voting observer (including participation in all telephonic Board meetings). Copies of all actions by written consent shall also be made available to KRG Capital's observer upon request.

      d. Determination of Ownership. For purposes of determining the number of shares of Common Stock held by the parties hereto, (i) the number of issued and outstanding shares of "Common Stock" shall include the actual number of shares of Common Stock issued and outstanding, together with the number of shares of Common Stock into which issued the outstanding shares of the Company's preferred stock are convertible (which are not then subject to vesting or performance requirements) and the number of shares of Common Stock issuable upon exercise of outstanding warrants or options (which are not then subject to vesting or performance requirements); and (ii) shares held by a spouse, former spouse, other family member, family partnership or trust of a stockholder shall be deemed to be held by such stockholder and shall remain subject to the terms of this Agreement as provided herein.


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      3. REPRESENTATIONS AND WARRANTIES.

      Each party represents and warrants that such party has all necessary authority and approvals necessary to enter into this agreement.

      4. APPLICATION TO SHARES OF COMPANY.

      The provisions of this Agreement shall apply mutatis mutandis to any shares into which any of the shares of the Common Stock may hereafter be converted or changed or to any shares resulting from a reclassification, subdivision or consolidation of any such shares of Common Stock and also to any shares of the Company which are received by stockholders as a stock dividend on the shares of Common Stock and to any shares or other securities of the Company or of a successor company thereof respectively which may be received by stockholders upon a merger, consolidation, reorganization or reconstruction of the Company.

      5. TERM.

      This Agreement shall take effect upon the closing of the Qualifying Public Offering and shall continue in force until the earlier of:

      a. the date this Agreement is terminated by the written consent of Grosch and KRG Capital;

      b. the date on which either KRG Capital or Grosch shall cease to beneficially own, directly or indirectly, or have the right to vote, an aggregate of at least 5% of the issued and outstanding Common Stock of the Company (determined in accordance with Section 2(d) hereof); or

      c. the tenth anniversary of the date hereof.

      6. NO RESTRICTIONS ON TRANSFER.

      This Agreement shall not be deemed to restrict the transfer of shares of capital stock of the Company in market transactions (or pursuant to a registration statement filed with the SEC) free and clear of the voting agreement described in Section 1 hereof. The effect of any such transfer shall only be as provided in Sections 2(a)(1) and 5(b) hereof.

      7. NOTICES.

            a. All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered or certified mail, postage prepaid:


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                  (1) if to either Grosch or KRG Capital at the address shown on the signature page hereto, or at such other address as they may have furnished the Company in writing; and

                  (2) if to the Company, at 3120 Airway Avenue, P.O. Box 1770, Costa Mesa, California 92626, marked for the attention of the President of the Company, or at such other address as it may have furnished in writing to each Stockholder.

            b. Any notice so addressed shall be deemed to be given if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and, if mailed by registered or certified mail, on the third business day after the date of such mailing.

      8. AMENDMENT.

      This Agreement constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may only be amended or altered in any of its provisions with the written consent of KRG Capital and Grosch. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      9. ASSIGNMENT.

      Except as expressly otherwise provided in this Agreement, this Agreement may not be assigned by a party without the written consent of the parties, and shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, administrators, and personal representatives.

      10. GOVERNING LAW.

      This Agreement shall be construed and enforced with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof.


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      11. SPECIFIC PERFORMANCE.

      Each of the KRG Capital, the Company and Grosch acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the parties hereto agree that the other parties shall be entitled to an injunction or injunctions, provided such party is not then in default, to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof.

      12. REMEDIES CUMULATIVE.

      All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      13. SECTION HEADINGS.

      The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

      14. SEVERABILITY

      If any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

      15. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


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      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto.

                                    WHITE CAP INDUSTRIES, INC.


                                    By:_______________________________________
                                          Name:
                                          Title:

                                    KRG CAPITAL PARTNERS, LLC 370 Seventeenth
                                    Street, Suite 2300 Denver, CO 80202


                                          By:_________________________________
                                                Name:  Mark M. King
                                                Title:  Managing Director


                                    __________________________________________
                                    GREG GROSCH
                                    c/o White Cap Industries, Inc.
                                    3120 Airway Avenue
                                    P.O. Box 1770
                                    Costa Mesa, CA 92626


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